UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2021

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	26-4413774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S, Austin, Texas	78757
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 12, 2021, Phunware, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Northland Securities, Inc. and Roth Capital Partners, LLC (collectively, the “Underwriters”), relating to an underwritten public offering of 11,111,111 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The offering price to the public of Common Stock is $2.25 per share. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 1,666,666 shares of Common Stock to cover over-allotments, if any.

The shares of Common Stock will be issued pursuant to a prospectus supplement dated as of February 12, 2021, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-252694), as amended, which became effective on February 11, 2021, and the base prospectus contained in such registration statement.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and affords certain rights of contribution with respect thereto. The Company agreed pursuant to the Underwriting Agreement to reimburse the Underwriters for certain expenses incurred in connection with the offering up to $150,000.

The net proceeds to the Company from the offering, after deducting the underwriting discounts and commissions, are expected to be approximately $23.375 million, before expenses and assuming the Underwriters’ option is not exercised. The offering is expected to close on or about February 17, 2021, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to satisfy obligations to redeem outstanding convertible debt and for working capital and general corporate purposes.

The legal opinion of Winstead PC relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Underwriting Agreement, which is attached hereto as Exhibit 1.1.

Item 2.02 Results of Operations and Financial Condition.

On February 12, 2021, the Company filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-252694) (the “Registration Statement”) pursuant to Rule 424(b) under the Securities Act relating the underwritten public offering of its Common Stock. The Company included the following disclosure under the heading “The Company—Recent Developments” in the Preliminary Prospectus Supplement:

“Our financial statements for the fiscal year ended December 31, 2020, will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering. This is not a comprehensive statement of our financial results and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for fiscal year ended December 31, 2020 are not yet complete and, as a result, our financial results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our full year financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we estimate that we will have a range of between approximately $1.9 million to $2.1 million in revenue and $(1.95) million to $(1.75) million in Adjusted EBITDA for the quarter ended December 31, 2020. We estimate that we will have a range of between approximately

$9.9 million to $10.1 million in revenue and $(8.2) million to $(8.0) million in Adjusted EBITDA for the fiscal year ended December 31, 2020.

To supplement our consolidated financial statements presented on a GAAP basis, we use Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, interest expense, and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. We have not provided guidance for a comparable GAAP measure or a quantitative reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure because we are unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measure without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items we may record that could materially impact net income, such as income taxes. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. Accordingly, undue reliance should not be placed on this preliminary estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement”

The information set forth in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 12, 2021, the Company issued a press release relating to the matters described in Item 1.01 above titled, “Phunware, Inc. Announces Proposed Public Offering of Common Stock.” A copy of such press release is attached hereto as Exhibit 99.1.

On February 12, 2021, the Company issued a press release relating to the matters described in Item 1.01 above titled, “Phunware, Inc. Announces Pricing of Public Offering of Common Stock.” A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
1.1	Underwriting Agreement, dated February 12, 2021 by and among Northland Securities, Inc., Roth Capital Partners, LLC and Phunware, Inc.
5.1	Opinion of Winstead PC.
23.1	Consent of Winstead PC (included in Exhibit 5.1).
99.1	Press Release dated February 12, 2021 titled "Phunware, Inc. Announces Proposed Public Offering of Common Stock"
99.2	Press Release dated February 12, 2021 titled "Phunware, Inc. Announces Pricing of Public Offering of Common Stock"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2021	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer